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                                     EXHIBIT 3.1

                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                            MENTAL HEALTH MANAGEMENT, INC.


   1.   The name of the Corporation is:  Mental Health Management, Inc.

   2.   The address of its registered office in the State of Delaware is

Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County

of New Castle.  The name of its registered agent at such address is the

Corporation Trust Company.

   3.   The nature of the business or purposes to be conducted or promoted is:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   4.   The total number of shares of stock which the Corporation shall have authority to issue is:

        (a)        Fifteen Million (15,000,000) shares of Common Stock, and the par value of each such shares is one cent ($.01) amount in the aggregate to one hundred fifty thousand ($150,000) dollars; and

        (b)        Five million (5,000,000) shares of Preferred Stock, and the par value of each of such shares is one cent ($.01) amounting in the aggregate to fifty thousand ($50,000) dollars.

   The Preferred Stock may be issued with the voting rights, designations,

preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights, if any, as shall be stated or expressed in the resolution or resolutions providing for the issuance of such stock, adopted by the Board of Directors.  Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the shares of the Preferred

Stock from

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time to time in one or more series and to fix by resolution or resolutions the terms thereof, including without limitation the following:

        (i)        The dividends payable and preferences in respect to the

payment thereof;

        (ii)       The terms and condition on which, and the price or prices at which, such shares may be made subject to redemption;

        (iii)      The rights of such shares upon the voluntary or involuntary dissolution of, or upon any other distribution of the assets of, the

Corporation;

        (iv)       Whether or not such shares shall be made convertible in, or exchangeable for, shares of any other classes or of any series of any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and the other terms and conditions upon which,

any such conversion or exchange may be made; and

        (v)        Whether or not such shares shall be entitled to other

special rights in addition to those provided for.

   No stockholders of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any,

as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors, in its discretion, may fix; and the

Board of Directors may issue shares of any class of this Corporation, or any notes,

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debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class, either in whole or in part, to the existing stockholders of any class.

   Except as otherwise specifically required by law or as specifically provided in the resolutions of the Board of Directors authorizing the issuance of the

Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation.  Each holder of Common Stock shall be entitled to one vote for each share held by such holder.

   The holders of the shares of the Corporation's Common Stock shall not be entitled to cumulative voting in voting for directors.

   5.   The Corporation is to have perpetual existence.

   6.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

   To make, alter or repeal the by-laws of the Corporation.

   7.   Elections of directors need not be by written ballot unless the by-

laws of the Corporation shall so provide.

   Meetings of stockholders may be held within or without the State of Delaware,

as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

   8.   (a)        The Corporation reserves the right to alter, amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        (b)        Except as set forth in this Article 8 or as otherwise

specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless


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such amendment has been approved by both the Board of Directors of the

Corporation and by stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting provided, however, that if such amendment is to the provisions set forth in this Article 8, the provisions of Article 4 authorizing 5,000,000 shares of undesignated Preferred Stock, or in any of

Articles 9, 10 or 11 hereof, such amendments must be approved by the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority.

   9.   A director of the Corporation shall not be personally liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General

Corporation Law.

   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the

Corporation existing at the time of such repeal or modification.

   10.  Any action required to be taken at any annual or special meeting of the Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting,

without prior notice and without


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a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of all of the shares of outstanding stock.

   11.  Special meetings of the Stockholders may be called at any time by the

Chairman of the Board of Directors or the President of the Corporation, and

shall be called by the President and Secretary at the request in writing of an majority of the Board of Directors.

Dated this 20th day of October, 1994



                                       MENTAL HEALTH MANAGEMENT, INC.,
                                       a Delaware Corporation




                                       /s/  Michael S. Pinkert
                                       -----------------------------
                                       Michael S. Pinkert, President
















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